Exhibit 3.1

ARTICLE VIII

SHARE CERTIFICATES

SECTION 8.01. Issuance. The shares of this corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to this corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in accordance with this Section representing the number of shares registered in certificate form. This corporation shall not have power to issue a certificate representing shares in bearer form. If this corporation shall be authorized to issue more than one class of stock or more than one series of any class, this corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate which this corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that this corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. Each certificate representing capital stock of this corporation shall be signed by or in the name of this corporation by (a) the President or a Vice President and (b) the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by this corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

SECTION 8.02. Lost Certificates. If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, this corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before this corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by this corporation, delivers to this corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by this corporation.

SECTION 8.03. Transfers. If a certificate representing shares of this corporation is presented to this corporation with an indorsement requesting the registration of transfer of such shares or an instruction is presented to this corporation requesting the registration of transfer of uncertificated shares, this corporation shall register the transfer as requested if: (i) in the case of certificated shares, the certificate representing such shares has been surrendered; (ii)(A) with respect to certificated shares, the indorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the indorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person; and (iii) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

SECTION 8.04 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of this corporation or of an instruction requesting registration of transfer of uncertificated shares, this corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of this corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of Delaware.